UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue, Suite 510

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2005, a U.S. Court of Appeals for the Federal Circuit (the “Court”) affirmed in part and vacated in part a jury verdict in ArthroCare Corporation’s patent infringement lawsuit against Smith & Nephew. The Court rejected Smith & Nephew’s challenges against two ArthroCare patents (U.S. Patent Nos. 5,697,882 and 6,224,592), thereby affirming the jury’s verdict that all of the asserted claims of those two patents are valid and infringed by Smith & Nephew. The Court also rejected the asserted claims of one ArthroCare patent (U.S. Patent No. 5,697,536). In addition, the Court found that a procedural error occurred in the U.S. District Court proceedings related to Smith & Nephew’s antitrust counterclaim. A copy of the Company’s press release, which more fully describes the recent Court decision, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated May 10, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: May 11, 2005	By:	/s/ Michael A. Baker
Michael A. Baker
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 10, 2005.

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